Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Jeff Dafler	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-5236	(937) 445-4700
jeffrey.dafler@ncr.com	gregg.swearingen@ncr.com

For Release on July 12, 2004

NCR Anticipates Second-Quarter Results Ahead of Expectations

6 percent revenue growth leverages success of cost and expense initiatives

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that its second-quarter results are anticipated to be better than expected as higher revenue leveraged the company’s continuing initiatives to improve operational efficiency.

NCR now expects second-quarter revenue of approximately $1.44 billion to $1.45 billion, an increase of approximately 6 percent from the second quarter of 2003, and earnings in excess of $0.35 per share, excluding the benefit of the items described below (1). According to First Call, the mean estimate among Wall Street analysts for the second quarter is $0.18 per share.

NCR’s Teradata Data Warehousing and Financial Self Service businesses both generated second-quarter year-over-year revenue growth well ahead of expectations. NCR’s second-quarter revenue growth included 3 percentage points from foreign currency fluctuations.

In addition to the strong operational results, the company’s second-quarter earnings are anticipated to include a benefit of approximately $85 million from resolving a tax matter and the receipt of a $2 million after-tax break-up fee related to a proposed acquisition. Including the one-time items, earnings per share reported in accordance with GAAP for the second quarter are expected to be in excess of $1.25.

NCR will provide more detailed information regarding its second-quarter results on July 29, 2004. The company’s second-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

(1) The exclusion of one-time items creates a non-GAAP financial measure. NCR believes that this non-GAAP financial measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. This non-GAAP measure should not be considered as a substitute for earnings per share determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new

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products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.